Exhibit 99

News Release	Contact:	Katie Young (Media)
908-520-9948
katherine.young@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results
•Backlog grows to new company record of $95.7 billion driven by full year book to bill of 1.10
•Q4 sales increase 10 percent to $11.7 billion; 2025 sales of $42.0 billion
•Q4 operating income increases 17 percent to $1.3 billion; OM rate of 10.9 percent
•Q4 segment operating income1 increases 10 percent; segment OM rate1 of 11.2 percent
•2025 diluted earnings per share (EPS) of $29.08; MTM-adjusted EPS1 of $26.34
•2025 operating cash flow of $4.8 billion; free cash flow1 of $3.3 billion
•2026 financial guidance projects mid-single digit sales growth and continued strong performance and free cash flow1 consistent with the outlook provided in October

FALLS CHURCH, Va. – January 27, 2026 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2025 sales increased 10 percent to $11.7 billion, as compared with $10.7 billion in the fourth quarter of 2024. Sales increased 2 percent to $42.0 billion in 2025, as compared with $41.0 billion in 2024. Organic sales1 increased 3 percent to $41.8 billion in 2025, as compared with $40.7 billion in 2024.
Fourth quarter 2025 net earnings totaled $1.4 billion, or $9.99 per diluted share, and 2025 net earnings were $4.2 billion, or $29.08 per diluted share. Excluding the after-tax mark-to-market (MTM) benefit of $394 million, fourth quarter 2025 MTM-adjusted net earnings1 totaled $1.0 billion, or $7.23 per diluted share, and 2025 MTM-adjusted net earnings1 totaled $3.8 billion, or $26.34 per diluted share.
“We delivered outstanding results in 2025 through strong performance and a laser focus on our customers’ and stakeholders’ highest priorities,” said Kathy Warden, chair, chief executive officer and president. “Investments in anticipation of our customers’ requirements and ability to deliver differentiating technology at speed and scale position us well to continue to meet the moment for our nation and our partners around the globe. Our record backlog supports our 2026 outlook of mid-single digit sales growth and we are confident in our ability to deliver continued strong performance.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	2
MTM-adjusted Net Earnings and EPS1
Net earnings for the fourth quarter and full year 2025 were increased by a $394 million after-tax MTM benefit. The MTM benefit relates to pension and other post-retirement benefits (OPB) actuarial gains and losses, which the company recognizes immediately through earnings upon annual remeasurement of the assets and projected benefit obligations of our pension and OPB plans. MTM-adjusted earnings1 and EPS1 are the measures the company uses to compare performance to prior periods and for EPS guidance.
The table below reconciles net earnings and diluted EPS to MTM-adjusted net earnings1 and MTM-adjusted diluted EPS1:

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2025	2024	2025	2024
MTM-adjusted net earnings
Net earnings	$1,427	$1,264	$4,182	$4,174
MTM benefit	(527)	(443)	(527)	(443)
MTM-related deferred state tax expense[2]	28	23	28	23
Federal tax expense of items above[3]	105	88	105	88
MTM benefit, net of tax	$(394)	$(332)	$(394)	$(332)
MTM-adjusted net earnings[1]	$1,033	$932	$3,788	$3,842

MTM-adjusted per share data
Diluted EPS	$9.99	$8.66	$29.08	$28.34
MTM benefit per share	(3.69)	(3.03)	(3.66)	(3.02)
MTM-related deferred state tax expense per share[2]	0.20	0.16	0.19	0.16
Federal tax expense of items above per share[3]	0.73	0.60	0.73	0.60
MTM benefit, net of tax, per share	$(2.76)	$(2.27)	$(2.74)	$(2.26)
MTM-adjusted diluted EPS[1]	$7.23	$6.39	$26.34	$26.08

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The deferred state tax impact in each period was calculated using the company’s blended state tax rate of 5.25 percent.
3	The federal tax impact in each period was calculated by subtracting the deferred state tax impact from MTM benefit and applying the 21 percent federal statutory rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended December 31			Year Ended December 31
$ in millions, except per share amounts	2025	2024	Change	2025	2024	Change
Sales
Aeronautics Systems	$3,922	$3,331	18%	$12,992	$12,396	5%
Defense Systems	2,147	2,003	7%	8,002	7,399	8%
Mission Systems	3,449	3,144	10%	12,506	11,399	10%
Space Systems	2,859	2,710	5%	10,771	11,731	(8)%
Intersegment eliminations	(665)	(502)		(2,317)	(1,892)
Total sales	11,712	10,686	10%	41,954	41,033	2%
Operating income
Aeronautics Systems	370	309	20%	813	1,236	(34)%
Defense Systems	205	209	(2)%	871	716	22%
Mission Systems	510	469	9%	1,827	1,598	14%
Space Systems	322	275	17%	1,183	1,254	(6)%
Intersegment eliminations	(94)	(69)		(317)	(260)
Segment operating income[1]	1,313	1,193	10%	4,377	4,544	(4)%
Segment operating margin rate[1]	11.2%	11.2%	— bps	10.4%	11.1%	(70) bps
FAS/CAS operating adjustment	65	8	713%	258	40	545%
Unallocated corporate expense:
Gain on sale of business	—	—	—%	231	—	NM
Training services divestiture - unallowable state taxes and transaction costs	—	(3)	NM	(20)	(5)	300%
Intangible asset amortization and PP&E step-up depreciation	(21)	(25)	(16)%	(84)	(97)	(13)%
MTM-related deferred state tax expense	(28)	(23)	22%	(28)	(23)	22%
Other unallocated corporate expense	(58)	(61)	(5)%	(223)	(89)	151%
Unallocated corporate expense	(107)	(112)	(4)%	(124)	(214)	(42)%
Total operating income	$1,271	$1,089	17%	$4,511	$4,370	3%
Operating margin rate	10.9%	10.2%	70 bps	10.8%	10.6%	20 bps
Interest expense	(175)	(160)	9%	(665)	(621)	7%
Non-operating FAS pension benefit	138	153	(10)%	541	656	(18)%
Mark-to-market pension and OPB benefit	527	443	19%	527	443	19%
Other, net	(21)	26	NM	154	168	(8)%
Earnings before income taxes	1,740	1,551	12%	5,068	5,016	1%
Federal and foreign income tax expense	313	287	9%	886	842	5%
Effective income tax rate	18.0%	18.5%	(50) bps	17.5%	16.8%	70 bps
Net earnings	$1,427	$1,264	13%	$4,182	$4,174	—%
Diluted earnings per share	9.99	8.66	15%	29.08	28.34	3%
Weighted-average diluted shares outstanding, in millions	142.9	145.9	(2)%	143.8	147.3	(2)%
Net cash provided by operating activities	$3,897	$2,578	51%	$4,757	$4,388	8%
Capital expenditures	(662)	(816)	(19)%	(1,450)	(1,767)	(18)%
Free cash flow[1]	$3,235	$1,762	84%	$3,307	$2,621	26%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	4

Sales

	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$11,712	$10,686	10%	$41,954	$41,033	2%
Less: Training services sales	—	(78)		(112)	(304)
Organic sales[1]	$11,712	$10,608	10%	$41,842	$40,729	3%
Fourth quarter 2025 sales increased $1.0 billion, or 10 percent, due to higher sales of $591 million at Aeronautics Systems, $305 million at Mission Systems, $149 million at Space Systems and $144 million at Defense Systems, net of a $78 million reduction related to the training services divestiture, partially offset by $163 million of higher intercompany eliminations.
2025 sales increased $921 million, or 2 percent, due to higher sales of $1.1 billion at Mission Systems, $603 million at Defense Systems, net of a $192 million reduction related to the training services divestiture, and $596 million at Aeronautics Systems. These increases were partially offset by $960 million of lower sales at Space Systems, largely due to a $738 million sales reduction associated with wind-down of work on the restricted space and NGI programs, and $425 million of higher intercompany eliminations.
Operating Income and Margin Rate
Fourth quarter 2025 operating income increased $182 million, or 17 percent, primarily due to a $120 million increase in segment operating income and a $57 million increase in the FAS/CAS operating adjustment. Operating margin rate increased to 10.9 percent from 10.2 percent reflecting the items above.
2025 operating income increased $141 million, or 3 percent, primarily due to a $231 million pre-tax gain on sale for the training services divestiture and a $218 million increase in the FAS/CAS operating adjustment. These increases were partially offset by a $167 million decrease in segment operating income, primarily driven by $423 million of lower operating income at Aeronautics Systems reflecting the first quarter B-21 loss provision, and a $126 million increase in non-divestiture-related unallocated corporate expense largely driven by higher deferred state tax expense. 2025 operating margin rate increased to 10.8 percent from 10.6 percent reflecting the items above.
Segment Operating Income and Margin Rate1
Fourth quarter 2025 segment operating income1 increased $120 million, or 10 percent, primarily due to higher operating income of $61 million at Aeronautics Systems, $47 million at Space Systems and $41 million at Mission Systems. Segment operating margin rate1 of 11.2 percent was comparable to the prior year and reflects a higher operating margin rate at Space Systems, partially offset by a lower operating margin rate at Defense Systems.
2025 segment operating income1 decreased $167 million, or 4 percent, primarily due to the $423 million of lower operating income at Aeronautics Systems described above and $71 million of lower operating income at Space Systems, partially offset by higher operating income of $229 million at Mission Systems and $155 million at Defense Systems. Segment operating margin rate1 decreased to 10.4 percent primarily due to the B-21 loss provision at Aeronautics Systems, partially offset by higher operating margin rates at Defense Systems, Mission Systems and Space Systems.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	5

Federal and Foreign Income Taxes
In July 2025, the One Big Beautiful Bill Act (OBBBA) was enacted. Key income tax-related provisions of the OBBBA include the repeal of mandatory capitalization of research and development expenditures under Internal Revenue Code (IRC) Section 174 (reinstating full expensing beginning in 2025), extension of bonus depreciation, and revisions to international tax regimes. The company recognized the income tax effects of the OBBBA in its 2025 financial statements.
Fourth quarter 2025 income tax expense increased $26 million, or 9 percent, due to higher earnings before taxes, partially offset by a lower effective tax rate (ETR). The fourth quarter 2025 ETR decreased to 18.0 percent from 18.5 percent primarily due to lower interest expense on unrecognized tax benefits and higher benefits from foreign derived intangible income, partially offset by lower research credits, principally due to enactment of the OBBBA, and a larger ETR impact associated with the MTM adjustment. The 2025 MTM benefit increased the fourth quarter 2025 ETR by 1.2 percentage points, whereas the prior year MTM benefit increased the fourth quarter 2024 ETR by 0.9 percentage points.
2025 income tax expense increased $44 million, or 5 percent, due to a higher ETR and higher earnings before income taxes. The 2025 ETR increased to 17.5 percent from 16.8 percent in 2024 primarily due to a net reduction in tax reserves in the prior year, lower research credits principally due to enactment of the OBBBA, and additional income tax expense related to nondeductible goodwill in the divested training services business. These increases were partially offset by lower interest expense on unrecognized tax benefits. The MTM benefit in both 2025 and 2024 increased each respective year’s ETR by 0.4 percentage points.
Net Earnings
Fourth quarter 2025 net earnings increased $163 million, or 13 percent, primarily due to the $182 million increase in operating income described above and an $84 million increase in our MTM benefit, partially offset by a $47 million decrease in Other, net driven by lower returns on our marketable securities and a $26 million increase in income tax expense.
2025 net earnings were comparable to the prior year and reflect the $141 million increase in operating income described above and an $84 million increase in our MTM benefit, partially offset by a $115 million decrease in the non-operating FAS pension benefit, $44 million of higher interest expense and a $44 million increase in income tax expense.
Cash Flows
Fourth quarter 2025 net cash provided by operating activities increased $1.3 billion as compared with the same period in 2024 primarily due to a $1.1 billion decrease in net tax payments. Fourth quarter 2025 free cash flow1 increased $1.5 billion, or 84 percent, due to an increase in net cash provided by operating activities and lower capital expenditures. Fourth quarter 2025 capital expenditures totaled 5.7 percent of sales.
2025 cash provided by operating activities increased $369 million, or 8 percent, primarily due to $149 million of lower net cash tax payments and improvements in trade working capital. 2025 free cash flow1 increased $686 million, or 26 percent, due to higher net cash provided by operating activities as well as lower capital expenditures. 2025 capital expenditures totaled 3.5 percent of sales.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	6

Awards and Backlog
Fourth quarter 2025 and year to date 2025 net awards totaled $15.9 billion and $46.3 billion, respectively, and backlog totaled $95.7 billion. Significant fourth quarter new awards include $4.0 billion for restricted programs (primarily at Aeronautics Systems, Space Systems and Mission Systems), $1.3 billion for F-35 (at Aeronautics Systems and Mission Systems), $2.5 billion for Graphite Epoxy Motor 63 (GEM 63), $0.9 billion for Virginia Class submarines and $0.8 billion for Space Development Agency (SDA) Tranche 3 Tracking Layer.
Significant 2025 new awards include $14.8 billion for restricted programs (primarily at Aeronautics Systems, Space Systems, and Mission Systems), $3.3 billion for F-35 (at Mission Systems and Aeronautics Systems), $2.5 billion for GEM 63, $1.8 billion for Ground-based Midcourse Defense Weapon System (GWS), and $1.3 billion for Virginia Class submarines.
Segment Operating Results
Effective January 1, 2025, the company realigned the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems. This realignment is reflected in the financial information contained in this report.

AERONAUTICS SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$3,922	$3,331	18%	$12,992	$12,396	5%
Operating income	370	309	20%	813	1,236	(34)%
Operating margin rate	9.4%	9.3%		6.3%	10.0%
Sales
Fourth quarter 2025 sales increased $591 million, or 18 percent, primarily due to a $274 million increase on the F-35 program largely driven by materials volume, a $153 million increase on the E-130J TACAMO (“TACAMO”) program as it ramps up, and higher volume on the B-21 and E-2 programs.
2025 sales increased $596 million, or 5 percent, primarily due to a $385 million increase on F-35 largely driven by material volume, a $379 million increase on TACAMO as that program ramps, and higher volume on the E-2 and B-21 programs. These increases were partially offset by lower sales on other restricted programs and a $106 million decrease on F/A-18 as final production deliveries were completed.
Operating Income
Fourth quarter 2025 operating income increased $61 million, or 20 percent, primarily due to higher sales. Operating margin rate of 9.4 percent was comparable to the prior year. Each of the fourth quarters in 2025 and 2024 include operating margin rate impacts from higher B-21 sales related to the exercise of LRIP contract options.
2025 operating income decreased $423 million and operating margin rate decreased to 6.3 percent primarily due to a $477 million loss provision recorded on the LRIP phase of the B-21 program in the first quarter of 2025. This was partially offset by higher net EAC adjustments across the portfolio.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	7

DEFENSE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$2,147	$2,003	7%	$8,002	$7,399	8%
Less: Training services sales	—	(78)		(112)	(304)
Organic sales[1]	$2,147	$1,925	12%	$7,890	$7,095	11%

Operating income	$205	$209	(2)%	$871	$716	22%
Operating margin rate	9.5%	10.4%		10.9%	9.7%
Sales
Fourth quarter 2025 sales increased $144 million, or 7 percent, primarily due to higher volume due to the timing of materials on the Guided Multiple Launch Rocket System (GMLRS), increased volume from new awards across the Integrated Battle Command System (IBCS) program portfolio, higher volume on Sentinel as that program continues to ramp, and higher volume on armament programs, including military ammunition programs. These increases were partially offset by a reduction in sales related to the divested training services business.
2025 sales increased $603 million, or 8 percent, primarily due to a $224 million increase on Sentinel as that program continues to ramp, a $185 million increase on armament programs, including military ammunition programs, a $153 million increase in sales from new awards across the IBCS program portfolio, and higher volume due to material timing on the GMLRS program. These increases were partially offset by a $192 million reduction in sales related to the divested training services business.
Operating Income
Fourth quarter 2025 operating income decreased $4 million, or 2 percent, due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 9.5 percent from 10.4 percent principally due to lower net EAC adjustments.
2025 operating income increased $155 million, or 22 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 10.9 percent from 9.7 percent primarily due to higher net EAC adjustments, including a $76 million favorable EAC adjustment on the Sentinel program during the second quarter of 2025.

MISSION SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$3,449	$3,144	10%	$12,506	$11,399	10%
Operating income	510	469	9%	1,827	1,598	14%
Operating margin rate	14.8%	14.9%		14.6%	14.0%
Sales
Fourth quarter 2025 sales increased $305 million, or 10 percent, primarily due to ramp-up on restricted airborne radar programs, as well as higher volume on F-35, the Surface Electronic Warfare Improvement Program (SEWIP) and international ground-based radar programs. These increases were partially offset by lower sales on restricted advanced microelectronics programs.
2025 sales increased $1.1 billion, or 10 percent, primarily due to continued ramp-up on restricted airborne radar programs, as well as higher sales of $161 million on marine systems programs, $141 million on international ground-based radar programs and $105 million on communications programs, as several programs ramp up following new awards.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	8

Operating Income
Fourth quarter 2025 operating income increased $41 million, or 9 percent, primarily due to higher sales. Operating margin rate of 14.8 percent was comparable to the prior year. Lower net EAC adjustments were largely offset by favorable changes in contract mix driven by sales growth on programs with accretive margin rates.
2025 operating income increased $229 million, or 14 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 14.6 percent from 14.0 percent primarily due to higher net EAC adjustments, including a $68 million favorable EAC adjustment recorded in the third quarter of 2025 in the restricted advanced microelectronics portfolio, partially offset by investments made by the sector in connection with restricted business opportunities during the first quarter of 2025.

SPACE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$2,859	$2,710	5%	$10,771	$11,731	(8)%
Operating income	322	275	17%	1,183	1,254	(6)%
Operating margin rate	11.3%	10.1%		11.0%	10.7%
Sales
Fourth quarter 2025 sales increased $149 million, or 5 percent, primarily due to production ramp-up on the GEM 63 program, increased sales from new program awards in the restricted space portfolio, and higher volume on the Habitation and Logistics Outpost (HALO) program, partially offset by wind-down of work on the Next Generation Interceptor (NGI) program.
2025 sales decreased $960 million, or 8 percent, primarily due to wind-down of work on the restricted space and NGI programs, which reduced sales by $738 million, as well as a $172 million decrease for the SDA satellite programs due to the timing of materials and a $102 million decrease driven by lower volume on the SLS Booster program. These decreases were partially offset by a $168 million increase on GEM 63 and higher volume on HALO as those programs continue to ramp.
Operating Income
Fourth quarter 2025 operating income increased $47 million, or 17 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 11.3 percent from 10.1 percent principally due to higher net EAC adjustments and more favorable contract mix.
2025 operating income decreased $71 million, or 6 percent, due to lower sales, partially offset by a higher operating margin rate. Operating margin rate increased to 11.0 percent from 10.7 percent principally due to more favorable contract mix.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	9

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2026 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2026 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment, including trade policy and tax policy; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2026 and beyond do not reflect impacts on the company from, a prolonged government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-K.

2026 Guidance
($ in millions, except per share amounts)	As of 1/27/2026
Sales	$43,500 — $44,000
Segment operating income[1]	$4,850 — $5,000
MTM-adjusted EPS[1]	$27.40 — $27.90
Free cash flow[1]	$3,100 — $3,500

2026 Segment Guidance
As of 1/27/2026
	Sales ($B)	OM Rate %
Aeronautics Systems	Mid $13	Low to Mid 9%
Defense Systems	Mid to High $8	~10%
Mission Systems	High $12	High 14%
Space Systems	~$11	~11%
Intersegment Eliminations	~($2.4)	High 13%

[1]	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	10

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:30 a.m. Eastern Time on January 27, 2026. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

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Forward-Looking Statements and Projections
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “on track” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows, including financial guidance, outlook, trends, expectations and other forward-looking statements for 2026 and beyond. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2025, and from time to time in our other filings with the Securities and Exchange Commission (SEC). They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling or a prolonged government shutdown
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges, changes in trade policies and/or other macroeconomic factors, and risks related

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	11

to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•increased competition within our markets and bid protests
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•changes in procurement and other laws, SEC, U.S. Department of War (DoW) and other rules and regulations, including changes through executive orders, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices and preferences globally
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•environmental matters, unforeseen environmental costs and government and third-party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals, parts and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•our ability to attract and retain a qualified and talented workforce with the necessary security clearances to meet our performance obligations
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•natural disasters, epidemics, pandemics and similar outbreaks and other significant disruptions
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to protect and exploit intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	12

General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	13

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31
$ in millions, except per share amounts	2025	2024	2023
Sales
Product	$33,741	$32,726	$30,897
Service	8,213	8,307	8,393
Total sales	41,954	41,033	39,290
Operating costs and expenses
Product	27,280	26,188	26,226
Service	6,361	6,483	6,513
General and administrative expenses	4,033	3,992	4,014
Total operating costs and expenses	37,674	36,663	36,753
Gain on sale of business	231	—	—
Operating income	4,511	4,370	2,537
Other (expense) income
Interest expense	(665)	(621)	(545)
Non-operating FAS pension benefit	541	656	530
Mark-to-market pension and OPB benefit (expense)	527	443	(422)
Other, net	154	168	246
Earnings before income taxes	5,068	5,016	2,346
Federal and foreign income tax expense	886	842	290
Net earnings	$4,182	$4,174	$2,056

Basic earnings per share	$29.14	$28.39	$13.57
Weighted-average common shares outstanding, in millions	143.5	147.0	151.5
Diluted earnings per share	$29.08	$28.34	$13.53
Weighted-average diluted shares outstanding, in millions	143.8	147.3	152.0

Net earnings (from above)	$4,182	$4,174	$2,056
Other comprehensive income (loss), net of tax
Change in cumulative translation adjustment	9	(2)	23
Change in other, net	17	(22)	2
Other comprehensive income (loss), net of tax	26	(24)	25
Comprehensive income	$4,208	$4,150	$2,081

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	14

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$4,403	$4,353
Accounts receivable, net	1,375	1,272
Unbilled receivables, net	6,544	5,908
Inventoried costs, net	1,309	1,455
Prepaid expenses and other current assets	1,656	1,286
Total current assets	15,287	14,274
Property, plant and equipment, net of accumulated depreciation of $9,648 for 2025 and $8,733 for 2024	10,972	10,536
Operating lease right-of-use assets	1,859	1,770
Goodwill	17,437	17,512
Deferred tax assets	1,051	1,599
Pension and other postretirement benefit plan assets	3,167	2,184
Other non-current assets	1,604	1,484
Total assets	$51,377	$49,359

Liabilities
Trade accounts payable	$3,240	$2,599
Accrued employee compensation	2,309	2,271
Advance payments and billings in excess of costs incurred	4,086	4,070
Other current liabilities	4,247	5,188
Total current liabilities	13,882	14,128
Long-term debt, net of current portion of $534 for 2025 and $1,582 for 2024	15,162	14,692
Pension and other postretirement benefit plan liabilities	1,110	1,120
Operating lease liabilities	1,857	1,798
Other non-current liabilities	2,692	2,331
Total liabilities	34,703	34,069

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2025—141,997,194 and 2024—144,952,026	142	145
Paid-in capital	—	—
Retained earnings	16,658	15,297
Accumulated other comprehensive loss	(126)	(152)
Total shareholders’ equity	16,674	15,290
Total liabilities and shareholders’ equity	$51,377	$49,359

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	15

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2025	2024	2023
Operating activities
Net earnings	$4,182	$4,174	$2,056
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,472	1,370	1,338
Stock-based compensation	119	101	87
Deferred income taxes	548	(582)	(988)
B-21 loss provisions	477	—	1,559
Gain on sale of business	(231)	—	—
Mark-to-market pension and OPB (benefit) expense	(527)	(443)	422
Net periodic pension and OPB income	(346)	(438)	(308)
Pension and OPB contributions	(130)	(129)	(139)
Changes in assets and liabilities:
Accounts receivable, net	(108)	182	54
Unbilled receivables, net	(754)	(215)	247
Inventoried costs, net	97	(358)	(220)
Prepaid expenses and other assets	8	35	(86)
Trade accounts payable	646	485	(469)
Advance payments and billings in excess of costs incurred	19	(123)	587
Other liabilities	(212)	(875)	401
Income taxes payable, net	(559)	1,143	(658)
Other operating activities	56	61	(8)
Net cash provided by operating activities	4,757	4,388	3,875

Investing activities
Capital expenditures	(1,450)	(1,767)	(1,775)
Divestiture of training services business	333	—	—
Proceeds from sale of minority investments	—	—	197
Other investing activities	(38)	18	(4)
Net cash used in investing activities	(1,155)	(1,749)	(1,582)

Financing activities
Net proceeds from issuance of long-term debt	998	2,495	1,995
Payments of long-term debt	(1,500)	—	(1,050)
Common stock repurchases	(1,624)	(2,514)	(1,500)
Cash dividends paid	(1,293)	(1,186)	(1,116)
Payments of employee taxes withheld from share-based awards	(39)	(58)	(52)
Other financing activities	(94)	(132)	(38)
Net cash used in financing activities	(3,552)	(1,395)	(1,761)
Increase in cash and cash equivalents	50	1,244	532
Cash and cash equivalents, beginning of year	4,353	3,109	2,577
Cash and cash equivalents, end of period	$4,403	$4,353	$3,109

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	16

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	December 31, 2025			December 31, 2024	% Change in 2025
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$12,585	$10,467	$23,052	$25,202	(9)%
Defense Systems	8,610	19,186	27,796	26,614	4%
Mission Systems	13,251	5,381	18,632	16,443	13%
Space Systems	9,083	17,118	26,201	23,209	13%
Total backlog	$43,529	$52,152	$95,681	$91,468	5%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	17

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2025	2024	2025	2024
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$65	$8	$258	$40
Non-operating FAS pension benefit	138	153	541	656
Total net FAS/CAS pension adjustment	203	161	799	696
MTM pension and OPB benefit	527	443	527	443
Total pension-related benefit	730	604	1,326	1,139
Tax effect[1]	(183)	(152)	(333)	(286)
After-tax impact	$547	$452	$993	$853
Weighted-average diluted shares outstanding, in millions	142.9	145.9	143.8	147.3
Per share impact	$3.83	$3.10	$6.91	$5.79

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(21)	$(25)	$(84)	$(97)
Tax effect[1]	5	6	21	24
After-tax impact	$(16)	$(19)	$(63)	$(73)
Weighted-average diluted shares outstanding, in millions	142.9	145.9	143.8	147.3
Per share impact	$(0.11)	$(0.13)	$(0.44)	$(0.50)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2025 Financial Results	18

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted net earnings: Net earnings excluding MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.
Organic sales: Total sales excluding sales attributable to the company’s former training services business. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in understanding our ongoing business and future sales trends by presenting the company’s sales adjusted for the impact of the divestiture.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com